Exhibit 99.1

November 1, 2007

Media Contacts:

Mary De La Garza, mary.delagarza@idearc.com, 972-453-7016

Jannie Luong, jannie.luong@idearc.com, 972-453-3916

Investor Relations Contact:

Dee Jones, dee.jones@idearc.com, 972-453-7364

Idearc Announces Third-Quarter Earnings

Reiterates Full-Year Guidance and Delivers another Quarterly Dividend

DALLAS – Idearc Inc. (NYSE: IAR), home to Superpages.com® and publisher of the Verizon® Yellow Pages, today reported third-quarter 2007 earnings. The company reiterated full-year guidance and also announced another quarterly dividend to stockholders.

THIRD-QUARTER HIGHLIGHTS

•	Strong OIBITDA and net income results;

•	Double-digit Internet revenue growth for quarter and year-to-date; and

•	Healthy cash flow funds another quarterly dividend to stockholders.

EXECUTING ON MULTI-PLATFORM STRATEGY

“We are ahead of other directory publishers when it comes to transforming the print business to a multi-product business. The steps we have taken throughout the year, along with our Internet growth, effectively position us for the future,” said Kathy Harless, President and Chief Executive Officer. “We are forging ahead with our multi-platform strategy and meeting industry challenges head-on.”

Harless continued: “We worked aggressively throughout the third quarter to grow the Internet business and to implement unique and strategic programs that are beginning to capture new and non-traditional advertisers across all channels.”

OPERATIONAL SUMMARY

Following are Idearc’s operational highlights for the third quarter and nine months ended Sept. 30, 2007:

A strong and integral part of the multi-platform strategy, Superpages.com continues its evolution to one of the strongest local search providers in the marketplace, excelling in three distinct components: content, technology and distribution. During the third quarter, Idearc made a number of strategic investments and advancements in Superpages.com to support these components, including:

•

Acquiring Switchboard.com and other online directory assets from InfoSpace, Inc., which was completed on Oct. 31, 2007. This acquisition is consistent with the company’s multi-platform strategy; generates profitable revenue; enhances the company’s competitive position; and, fits well into the company’s stated capital allocation program. The acquisition significantly increases the company’s Internet traffic, distributing Superpages.com’s advertisers’ content to more and more end-users.

•

Acquiring the LocalSearch.com URL and making a strategic investment in AmericanTowns.com. The acquisition allows the company to further monetize performance-based advertiser commitments and the strategic investment provides Idearc with access to neighborhood-based information that can be easily integrated with many of its local search offerings.

•

Driving more traffic by placing advertisers’ content across multiple channels. The company continued to expand its traffic base by signing additional distribution agreements. In addition, Idearc extended its relationship with WhitePages.com, which allows the company to drive Superpages.com advertisers’ content across WhitePages.com’s search platform. Idearc distributes advertisers’ content across more than 250 Internet sites.

•

Enhancing its content with the launch of video advertising nationwide. The local sales force and Internet sales channel are now selling the product across the country. Video ad clips bring life to local search content and enable small-to medium-sized businesses to showcase their products, brands, services and specialties. To learn more about Superpages Video and to view examples, visit http://video.superpages.com/.

•

Providing local content within a trusted community-type and social networking environment by launching a Restaurant Reviews application for Facebook. With the application, Facebook’s 50 million users can browse and research and/or write restaurant reviews. The application allows consumers to learn more and compare other users’ favorite restaurant reviews available through Superpages.com’s database. In addition, reviews written through the Facebook application will be incorporated into Superpages.com.

•

Launching Superpages.com’s local mobile application, Superpages Mobile for Blackberry. The application benefits Superpages.com performance-based advertisers by delivering their content directly to business travelers and mobile users’ fingertips. To learn more about Superpages Mobile for Blackberry, visit http://mobile.superpages.com/.

Idearc continued its market expansion strategy and introduced new sales packages in select markets. The company entered these markets with an Internet-centric advertising bundle to gain speed to the market and capture the high growth portion of the business. Idearc continues to evaluate potential markets that generate more advertising sales, enhance Superpages.com content, and strengthen appeal to large national advertisers.

Within the Verizon Yellow Pages, the company implemented a new performance-based pricing model for selected national advertisers. This strategy is designed to retain advertisers and attract new and non-traditional ones. Idearc, the only publisher to implement this model, has already seen new and return advertisers within the insurance, vision, restaurant, travel, entertainment and financial industries.

In addition, the company continued to drive references to advertisers by strategically partnering with leading magazine publisher Rodale Press. The company is developing a quarterly healthy living publication titled Refresh, Recharge, Renew. The magazine comprises editorial content from Rodale Press, publishers of Prevention Magazine, Men’s Health and Women’s Health. The magazine’s premier edition will be available this winter in select markets. This partnership with Rodale marks Idearc’s second agreement with a leading magazine publisher.

The company continues to work with Meredith Publishing, publishers of Ladies Home Journal, Better Homes and Gardens and Traditional Home, to publish Solutions At Hand™, a targeted, quarterly home improvement publication, in select markets. In the third quarter, Idearc expanded its Solutions suite of products – all designed to increase references – to additional markets. Solutions products include Solutions At Hand™, Solutions at Home™, Solutions on the Move™ and Solutions Direct™.

FINANCIAL SUMMARY

Following are Idearc’s financial highlights for the third quarter and nine months ended Sept. 30, 2007:

“We experienced strong OIBITDA and net income results, along with double-digit Internet revenue growth both on a quarterly and year-to-date basis,” said Andy Coticchio, Executive Vice President and Chief Financial Officer. “We were also prudent in managing our expenses, which contributed to OIBITDA and net income performance.”

Revenue Performance Consistent with Guidance

On an adjusted pro forma basis, third-quarter multi-product revenues were $791 million; a -1.7 percent difference compared to the same period in 2006. Internet revenue was $69 million in the third quarter of 2007, a 15.0 percent increase compared to the same period in 2006. On an adjusted pro forma basis, year-to-date multi-product revenues were $2,402 million, a -0.5 percent difference compared to the same period in 2006. Year-to-date Internet revenue was $210 million, a 25.7 percent increase compared to 2006.

Strong OIBITDA and Net Income Results

Idearc had OIBITDA of $380 million for the third quarter of 2007. On an adjusted pro forma basis, excluding non-recurring costs, OIBITDA for the third quarter was $398 million, or a -1.7 percent difference, compared to the same period in 2006. Adjusted pro forma OIBITDA margins, excluding non-recurring costs, were 50.3 percent in the third quarter of 2007, compared to 50.3 percent in the same period in 2006.

On a year-to-date basis, OIBITDA was $1,098 million. On an adjusted pro forma basis, year-to-date OIBITDA was $1,168 million, or a -1.4 percent difference compared to the same period in 2006. The change in year-to-date adjusted pro forma OIBITDA was driven by increased selling expenses, offset by lower overhead costs.

As previously reported last quarter, the company adopted a change in accounting methodology associated with sales commissions. Previously, sales commissions were recognized as incurred. Idearc now is deferring sales commissions and recognizing these costs over the life of the product. This methodology is consistent with other directory publishers and is aligned with the company’s revenue recognition policy. Prior period financial information has been restated to reflect this change.

Excluding the effect of the accounting change, third-quarter OIBITDA on an adjusted pro forma basis would have been $408 million, or a -0.2 percent difference over the same period in 2006. Year-to-date adjusted pro forma OIBITDA would have been $1,174 million, no change compared to the same period in 2006.

The company reported net income of $117 million, or 80 cents per diluted share, for the third quarter 2007. Adjusting for non-recurring costs, as described in detail in the accompanying financial schedules, Idearc’s adjusted pro forma net income for the third quarter was $128 million, or 88 cents per diluted share.

Year-to-date reported net income was $329 million or $2.25 per diluted share. On an adjusted pro forma basis, year-to-date net income was $374 million, or $2.56 per diluted share, a difference of $-1 million, or -1 cent per diluted share, over the same period in 2006.

Free Cash Flow Funds Quarterly Dividend

Free cash flow for the nine months ended Sept. 30, 2007, was $303 million based on cash from operating activities of $334 million less capital expenditures of $31 million. Strong cash flow will fund another quarterly dividend of 34.25 cents per outstanding share. Yesterday, Oct. 31, 2007, the Idearc board of directors declared a quarterly dividend of 34.25 cents per outstanding share to be paid on or about Dec. 13, 2007 to our stockholders of record at the close of business on Nov. 21, 2007.

Multi-Product Advertising

For the third quarter of 2007, multi-product advertising sales changed -2.7 percent as compared to the same period in 2006. On a year-to-date basis, multi-product advertising sales changed -1.1 percent as compared to the same period in 2006.

Idearc Reiterates Guidance for Full Year

Idearc is reiterating 2007 guidance, as of Nov. 1, noting close to flat multi-product revenues expected for the year and only slight OIBITDA margin contraction from 2006 adjusted pro forma results due to continued changes in the company’s revenue mix.

WEBCAST AND CONFERENCE CALL INFORMATION

A live audio Webcast of Idearc’s third-quarter 2007 earnings release call begins today at 10 a.m. (Eastern). Individuals within the United States can access the earnings call by dialing 800-683-1525. International participants should dial 973-872-3197. The pass code for the call is: 9343136. A replay of the teleconference will be available at 877-519-4471. International callers can access the replay by calling 973-341-3080. The replay pass code is 9343136. The replay will be available through Nov. 15. In addition, a live Webcast will be available on Idearc’s Web site at http://ir.idearc.com.

Note: This press release includes non-GAAP financial measures. See the financial schedules accompanying this press release and http://ir.idearc.com/ for reconciliations of these non-GAAP financial measures to generally accepted accounting principles (GAAP).

IDEARC INC.

Consolidated Statements of Income

Reported (GAAP)

Nine Months Ended September 30, 2007 Compared to Nine Months Ended September 30, 2006

(dollars in millions, except per share amounts)

Unaudited	9 Mos. Ended 9/30/07	9 Mos. Ended 9/30/06	% Change
Operating Revenue
Print products	$2,189	$2,241	(2.3)
Internet	210	167	25.7
Other	3	12	(75.0)

Total Operating Revenue	2,402	2,420	(0.7)

Operating Expense
Selling	546	522	4.6
Cost of sales (exclusive of depreciation and amortization)	464	474	(2.1)
General and administrative	294	286	2.8
Depreciation and amortization	66	67	(1.5)

Total Operating Expense	1,370	1,349	1.6

Operating Income	1,032	1,071	(3.6)
Interest expense (income), net	505	(21)	NM

Income Before Provision for Income Taxes	527	1,092	(51.7)
Provision for income taxes	198	412	(51.9)

Net Income	$329	$680	(51.6)

Basic and Diluted Earnings per Common Share (1)	$2.25	$4.66	(51.7)
Basic and diluted weighted-average common shares outstanding (in millions)	146	146
Dividends Declared per Common Share	$1.0275	$—

Note:

(1)

The number of shares issued in the spin-off on November 17, 2006 was approximately 146 million. For basic and diluted earnings per share calculations for 2006, it was assumed that approximately 146 million shares were outstanding for the entire period.

IDEARC INC.

Consolidated Statements of Income

Reported (GAAP)

Three Months Ended September 30, 2007 Compared to Three Months Ended September 30, 2006

(dollars in millions, except per share amounts)

Unaudited	3 Mos. Ended 9/30/07	3 Mos. Ended 9/30/06	% Change
Operating Revenue
Print products	$721	$743	(3.0)
Internet	69	60	15.0
Other	1	2	(50.0)

Total Operating Revenue	791	805	(1.7)
Operating Expense
Selling	164	172	(4.7)
Cost of sales (exclusive of depreciation and amortization)	143	149	(4.0)
General and administrative	104	88	18.2
Depreciation and amortization	22	23	(4.3)

Total Operating Expense	433	432	0.2

Operating Income	358	373	(4.0)
Interest expense (income), net	168	(8)	NM

Income Before Provision for Income Taxes	190	381	(50.1)
Provision for income taxes	73	136	(46.3)

Net Income	$117	$245	(52.2)

Basic and Diluted Earnings per Common Share (1)	$.80	$1.68	(52.4)
Basic and diluted weighted-average common shares outstanding (in millions)	146	146

Dividends Declared per Common Share	$.3425	$—

Note:

(1)

The number of shares issued in the spin-off on November 17, 2006 was approximately 146 million. For basic and diluted earnings per share calculations for 2006, it was assumed that approximately 146 million shares were outstanding for the entire period.

IDEARC INC.

Consolidated Statements of Income

Adjusted Pro Forma (Non-GAAP)(1)

Nine Months Ended September 30, 2007 Compared to Nine Months Ended September 30, 2006

(dollars in millions, except per share amounts)

Unaudited	9 Mos. Ended 9/30/07	9 Mos. Ended 9/30/06	% Change
Operating Revenue
Print products	$2,189	$2,241	(2.3)
Internet	210	167	25.7
Other	3	5	(40.0)

Total Operating Revenue	2,402	2,413	(0.5)

Operating Expense
Selling	546	501	9.0
Cost of sales (exclusive of depreciation and amortization)	464	442	5.0
General and administrative	224	285	(21.4)
Depreciation and amortization	66	67	(1.5)

Total Operating Expense	1,300	1,295	0.4

Operating Income	1,102	1,118	(1.4)
Interest expense (income), net	505	526	(4.0)

Income Before Provision for Income Taxes	597	592	0.8
Provision for income taxes	223	217	2.8

Net Income	$374	$375	(0.3)

Basic and Diluted Earnings per Common Share (2)	$2.56	$2.57	(0.4)
Basic and diluted weighted-average common shares outstanding (in millions)	146	146

Notes:

(1)

These consolidated statements of income provide a comparison of the nine months ended September 30, 2007 adjusted pro forma results to the nine months ended September 30, 2006 adjusted pro forma results. The following schedules provide reconciliations from our reported GAAP results to adjusted pro forma non-GAAP results for the periods shown above.

(2)

The number of shares issued in the spin-off on November 17, 2006 was approximately 146 million. For basic and diluted earnings per share calculations for 2006, it was assumed that approximately 146 million shares were outstanding for the entire period.

IDEARC INC.

Consolidated Statements of Income

Adjusted Pro Forma (Non-GAAP)(1)

Three Months Ended September 30, 2007 Compared to Three Months Ended September 30, 2006

(dollars in millions, except per share amounts)

Unaudited	3 Mos. Ended 9/30/07	3 Mos. Ended 9/30/06	% Change
Operating Revenue
Print products	$721	$743	(3.0)
Internet	69	60	15.0
Other	1	2	(50.0)

Total Operating Revenue	791	805	(1.7)

Operating Expense
Selling	164	167	(1.8)
Cost of sales (exclusive of depreciation and amortization)	143	142	0.7
General and administrative	86	91	(5.5)
Depreciation and amortization	22	23	(4.3)

Total Operating Expense	415	423	(1.9)

Operating Income	376	382	(1.6)
Interest expense (income), net	168	175	(4.0)

Income Before Provision for Income Taxes	208	207	0.5
Provision for income taxes	80	67	19.4

Net Income	$128	$140	(8.6)

Basic and Diluted Earnings per Common Share (2)	$.88	$.96	(8.3)
Basic and diluted weighted-average common shares outstanding (in millions)	146	146

Notes:

(1)

These consolidated statements of income provide a comparison of the three months ended September 30, 2007 adjusted pro forma results to the three months ended September 30, 2006 adjusted pro forma results. The following schedules provide reconciliations from our reported GAAP results to adjusted pro forma non-GAAP results for the periods shown above.

(2)

The number of shares issued in the spin-off on November 17, 2006 was approximately 146 million. For basic and diluted earnings per share calculations for 2006, it was assumed that approximately 146 million shares were outstanding for the entire period.

IDEARC INC.

Consolidated Statements of Income

Reported (GAAP) (1)

Three Months Ended September 30, 2007 Compared to Three Months Ended June 30, 2007

(dollars in millions, except per share amounts)

Unaudited	3 Mos. Ended 9/30/07	3 Mos. Ended 6/30/07	% Change
Operating Revenue
Print products	$721	$731	(1.4)
Internet	69	73	(5.5)
Other	1	1	—

Total Operating Revenue	791	805	(1.7)

Operating Expense
Selling	164	193	(15.0)
Cost of sales (exclusive of depreciation and amortization)	143	155	(7.7)
General and administrative	104	93	11.8
Depreciation and amortization	22	22	—

Total Operating Expense	433	463	(6.5)

Operating Income	358	342	4.7
Interest expense (income), net	168	167	0.6

Income Before Provision for Income Taxes	190	175	8.6
Provision for income taxes	73	66	10.6

Net Income	$117	$109	7.3

Basic and Diluted Earnings per Common Share	$.80	$.75	6.7
Basic and diluted weighted-average common shares outstanding (in millions)	146	146
Dividends Declared per Common Share	$.3425	$.3425

Note:

(1)	These consolidated statements of income provide a comparison of the three months ended September 30, 2007 reported results to the three months ended June 30, 2007 reported results.

IDEARC INC.

Consolidated Statements of Income

Adjusted Pro Forma (Non-GAAP)(1)

Three Months Ended September 30, 2007 Compared to Three Months Ended June 30, 2007

(dollars in millions, except per share amounts)

Unaudited	3 Mos. Ended 9/30/07	3 Mos. Ended 6/30/07	% Change
Operating Revenue
Print products	$721	$731	(1.4)
Internet	69	73	(5.5)
Other	1	1	—

Total Operating Revenue	791	805	(1.7)

Operating Expense
Selling	164	193	(15.0)
Cost of sales (exclusive of depreciation and amortization)	143	155	(7.7)
General and administrative	86	66	30.3
Depreciation and amortization	22	22	—

Total Operating Expense	415	436	(4.8)

Operating Income	376	369	1.9
Interest expense (income), net	168	167	0.6

Income Before Provision for Income Taxes	208	202	3.0
Provision for income taxes	80	75	6.7

Net Income	$128	$127	0.8

Basic and Diluted Earnings per Common Share	$.88	$.87	1.1
Basic and diluted weighted-average common shares outstanding (in millions)	146	146

Note:

(1)

These consolidated statements of income provide a comparison of the three months ended September 30, 2007 adjusted pro forma results to the three months ended June 30, 2007 adjusted pro forma results. The following schedules provide reconciliations from our reported GAAP results to adjusted pro forma non-GAAP results for the periods shown above.

IDEARC INC.

Consolidated Statements of Income

Reconciliation from Reported (GAAP) to Adjusted Pro Forma (Non-GAAP)

Nine Months Ended September 30, 2007

(dollars in millions, except per share amounts)

Unaudited		Non-Recurring Items
	9 Mos. Ended 9/30/07	Stock Based Compensation(2)	Separation Costs (3)	9 Mos. Ended 9/30/07
	Reported (GAAP)			Adjusted Pro Forma (Non-GAAP)
Operating Revenue
Print products	$2,189	$—	$—	$2,189
Internet	210	—	—	210
Other	3	—	—	3

Total Operating Revenue	2,402	—	—	2,402

Operating Expense
Selling	546	—	—	546
Cost of sales (exclusive of depreciation and amortization)	464	—	—	464
General and administrative	294	(21)	(49)	224
Depreciation and amortization	66	—	—	66

Total Operating Expense	1,370	(21)	(49)	1,300

Operating Income	1,032	21	49	1,102
Interest expense (income), net	505	—	—	505

Income Before Provision for Income Taxes	527	21	49	597
Provision for income taxes	198	8	17	223

Net Income	$329	$13	$32	$374

Basic and Diluted Earnings per Common Share	$2.25	$.09	$.22	$2.56
Basic and diluted weighted-average common shares outstanding (in millions)	146	146	146	146
Operating Income	$1,032	$21	$49	$1,102
Depreciation and Amortization	66	—	—	66

OIBITDA (non-GAAP) (1)	$1,098	$21	$49	$1,168

OIBITDA (non-GAAP) margin (1)	45.7%			48.6%

Notes:

(1)	OIBITDA is a non-GAAP measure that represents Operating Income Before Interest, Taxes, Depreciation, and Amortization. OIBITDA margin is calculated by dividing OIBITDA by total operating revenue.
(2)	The stock-based compensation reflects a one-time incentive compensation award given to most of the Company's employees in January of 2007.
(3)	Separation costs are non-recurring costs associated with becoming a stand-alone entity as a result of the spin-off from Verizon.

IDEARC INC.

Consolidated Statements of Income

Reconciliation from Reported (GAAP) to Adjusted Pro Forma (Non-GAAP)

Nine Months Ended September 30, 2006

(dollars in millions, except per share amounts)

		Non-Recurring Items		Pro Forma Items
	9 Mos. Ended 9/30/06	Separation Costs (3)	9 Mos. Ended 9/30/06	Pension OPEB Reduction (4)	Printing Contract (5)	Debt (6)	9 Mos. Ended 9/30/06
Unaudited	Reported (GAAP)		Adjusted (Non-GAAP)				Adjusted Pro Forma (Non-GAAP)
Operating Revenue
Print products	$2,241	$—	$2,241	$—	$—	$—	$2,241
Internet	167	—	167	—	—	—	167
Other	12	—	12	—	(7)	—	5

Total Operating Revenue	2,420	—	2,420	—	(7)	—	2,413

Operating Expense
Selling	522	—	522	(21)	—	—	501
Cost of sales (exclusive of depreciation and amortization)	474	—	474	(7)	(25)	—	442
General and administrative	286	(2)	284	1	—	—	285
Depreciation and amortization	67	—	67	—	—	—	67

Total Operating Expense	1,349	(2)	1,347	(27)	(25)	—	1,295

Operating Income	1,071	2	1,073	27	18	—	1,118
Interest expense (income), net	(21)	—	(21)	—	—	547	526

Income Before Provision for Income Taxes	1,092	2	1,094	27	18	(547)	592
Provision for income taxes	412	1	413	10	7	(213)	217

Net Income	$680	$1	$681	$17	$11	$(334)	$375

Basic and Diluted Earnings per Common Share (1)	$4.66	$.01	$4.67	$.12	$.08	$(2.29)	$2.57
Basic and diluted weighted-average common shares outstanding (in millions)	146	146	146	146	146	146	146

Operating Income	$1,071	$2	$1,073	$27	$18	$—	$1,118
Depreciation and Amortization	67	—	67	—	—	—	67

OIBITDA (non-GAAP) (2)	$1,138	$2	$1,140	$27	$18	$—	$1,185

OIBITDA (non-GAAP) margin (2)	47.0%		47.1%				49.1%

Notes:

(1)

The number of shares issued in the spin-off on November 17, 2006 was approximately 146 million. For basic and diluted earnings per share calculations, it was assumed that approximately 146 million shares were outstanding for the entire period. No additional shares were issued through December 31, 2006.

(2)	OIBITDA is a non-GAAP measure that represents Operating Income Before Interest, Taxes, Depreciation, and Amortization. OIBITDA margin is calculated by dividing OIBITDA by total operating revenue.
(3)	Separation costs are non-recurring costs associated with becoming a stand-alone entity as a result of the spin-off from Verizon.
(4)

On-going pension costs are expected to be reduced, primarily as a result of the 414(l) pension asset transfer from the Verizon pension plan as the result of the Idearc spin-off from Verizon. This reduction is partially offset by anticipated higher OPEB costs. This pro forma adjustment reflects the expected on-going pension and OPEB cost levels for this historical period.

(5)

Reflects the impact of entering into a new printing contract which resulted in exiting the commercial printing business ($7 million in revenue and $4 million in costs) and a reduction in printing cost rates.

(6)

As a result of the spin-off on November 17, 2006, Idearc now has $9.1 billion of debt and will incur interest expense that it did not incur in the past. This pro forma adjustment is to reflect the ongoing interest expense levels during this historical period.

IDEARC INC.

Consolidated Statements of Income

Reconciliation from Reported (GAAP) to Adjusted Pro Forma (Non-GAAP)

Three Months Ended September 30, 2007

(dollars in millions, except per share amounts)

		Non-Recurring Items
	3 Mos. Ended 9/30/07	Stock Based Compensation(2)	Separation Costs (3)	3 Mos. Ended 9/30/07
Unaudited	Reported (GAAP)			Adjusted Pro Forma (Non-GAAP)
Operating Revenue
Print products	$721	$—	$—	$721
Internet	69	—	—	69
Other	1	—	—	1

Total Operating Revenue	791	—	—	791

Operating Expense
Selling	164	—	—	164
Cost of sales (exclusive of depreciation and amortization)	143	—	—	143
General and administrative	104	(4)	(14)	86
Depreciation and amortization	22	—	—	22

Total Operating Expense	433	(4)	(14)	415

Operating Income	358	4	14	376
Interest expense (income), net	168	—	—	168

Income Before Provision for Income Taxes	190	4	14	208
Provision for income taxes	73	2	5	80

Net Income	$117	$2	$9	$128

Basic and Diluted Earnings per Common Share	$.80	$.01	$.06	$.88
Basic and diluted weighted-average common shares outstanding (in millions)	146	146	146	146

Operating Income	$358	$4	$14	$376
Depreciation and Amortization	22	—	—	22

OIBITDA (non-GAAP) (1)	$380	$4	$14	$398

OIBITDA (non-GAAP) margin (1)	48.0%			50.3%

Notes:

(1)	OIBITDA is a non-GAAP measure that represents Operating Income Before Interest, Taxes, Depreciation, and Amortization. OIBITDA margin is calculated by dividing OIBITDA by total operating revenue.
(2)	The stock-based compensation reflects a one-time incentive compensation award given to most of the Company's employees in January of 2007.
(3)	Separation costs are non-recurring costs associated with becoming a stand-alone entity as a result of the spin-off from Verizon.

IDEARC INC.

Consolidated Statements of Income

Reconciliation from Reported (GAAP) to Adjusted Pro Forma (Non-GAAP)

Three Months Ended September 30, 2006

(dollars in millions, except per share amounts)

		Non-Recurring Items		Pro Forma Items
	3 Mos. Ended 9/30/06	Separation Costs (3)	3 Mos. Ended 9/30/06	Pension OPEB Reduction (4)	Printing Contract (5)	Debt (6)	3 Mos. Ended 9/30/06
Unaudited	Reported (GAAP)		Adjusted (Non-GAAP)				Adjusted Pro Forma (Non-GAAP)
Operating Revenue
Print products	$743	$—	$743	$—	$—	$—	$743
Internet	60	—	60	—	—	—	60
Other	2	—	2	—	—	—	2

Total Operating Revenue	805	—	805	—	—	—	805

Operating Expense
Selling	172	—	172	(5)	—	—	167
Cost of sales (exclusive of depreciation and amortization)	149	—	149	(3)	(4)	—	142
General and administrative	88	(2)	86	5	—	—	91
Depreciation and amortization	23	—	23	—	—	—	23

Total Operating Expense	432	(2)	430	(3)	(4)	—	423

Operating Income	373	2	375	3	4	—	382
Interest expense (income), net	(8)	—	(8)	—	—	183	175

Income Before Provision for Income Taxes	381	2	383	3	4	(183)	207
Provision for income taxes	136	1	137	1	1	(72)	67

Net Income	$245	$1	$246	$2	$3	$(111)	$140

Basic and Diluted Earnings per Common Share (1)	$1.68	$.01	$1.69	$.01	$.02	$(.76)	$.96
Basic and diluted weighted-average common shares outstanding (in millions)	146	146	146	146	146	146	146

Operating Income	$373	$2	$375	$3	$4	$—	$382
Depreciation and Amortization	23	—	23	—	—	—	23

OIBITDA (non-GAAP) (2)	$396	$2	$398	$3	$4	$—	$405

OIBITDA (non-GAAP) margin (2)	49.2%		49.4%				50.3%

Notes:

(1)

The number of shares issued in the spin-off on November 17, 2006 was approximately 146 million. For basic and diluted earnings per share calculations, it was assumed that approximately 146 million shares were outstanding for the entire period. No additional shares were issued through December 31, 2006.

(2)	OIBITDA is a non-GAAP measure that represents Operating Income Before Interest, Taxes, Depreciation, and Amortization. OIBITDA margin is calculated by dividing OIBITDA by total operating revenue.
(3)	Separation costs are non-recurring costs associated with becoming a stand-alone entity as a result of the spin-off from Verizon.
(4)

On-going pension costs are expected to be reduced, primarily as a result of the 414(l) pension asset transfer from the Verizon pension plan as the result of the Idearc spin-off from Verizon. This reduction is partially offset by anticipated higher OPEB costs. This pro forma adjustment reflects the expected on-going pension and OPEB cost levels for this historical period.

(5)	Reflects the impact of entry into a new printing contract which resulted in a reduction in printing cost rates.
(6)

As a result of the spin-off on November 17, 2006, Idearc now has $9.1 billion of debt and will incur interest expense that it did not incur in the past. This pro forma adjustment is to reflect the ongoing interest expense levels during this historical period.

IDEARC INC.

Consolidated Statements of Income

Reconciliation from Reported (GAAP) to Adjusted Pro Forma (Non-GAAP)

Three Months Ended June 30, 2007

(dollars in millions, except per share amounts)

		Non-Recurring Items
	3 Mos. Ended 6/30/07	Stock Based Compensation(2)	Separation Costs (3)	3 Mos. Ended 6/30/07
Unaudited	Reported (GAAP)			Adjusted Pro Forma (Non-GAAP)
Operating Revenue
Print products	$731	$—	$—	$731
Internet	73	—	—	73
Other	1	—	—	1

Total Operating Revenue	805	—	—	805

Operating Expense
Selling	193	—	—	193
Cost of sales (exclusive of depreciation and amortization)	155	—	—	155
General and administrative	93	(8)	(19)	66
Depreciation and amortization	22	—	—	22

Total Operating Expense	463	(8)	(19)	436

Operating Income	342	8	19	369
Interest expense (income), net	167	—	—	167

Income Before Provision for Income Taxes	175	8	19	202
Provision for income taxes	66	3	6	75

Net Income	$109	$5	$13	$127

Basic and Diluted Earnings per Common Share	$.75	$.03	$.09	$.87
Basic and diluted weighted-average common shares outstanding (in millions)	146	146	146	146
Operating Income	$342	$8	$19	$369
Depreciation and Amortization	22	—	—	22

OIBITDA (non-GAAP) (1)	$364	$8	$19	$391

OIBITDA (non-GAAP) margin (1)	45.2%			48.6%

Notes:

(1)	OIBITDA is a non-GAAP measure that represents Operating Income Before Interest, Taxes, Depreciation, and Amortization. OIBITDA margin is calculated by dividing OIBITDA by total operating revenue.
(2)	The stock-based compensation reflects a one-time incentive compensation award given to most of the Company's employees in January of 2007.
(3)	Separation costs are non-recurring costs associated with becoming a stand-alone entity as a result of the spin-off from Verizon.

IDEARC INC.

Consolidated Balance Sheets

Reported (GAAP)

As of September 30, 2007 and December 31, 2006

(dollars in millions)

Unaudited	9/30/2007	12/31/2006	$ Change
Assets
Current assets:
Cash and cash equivalents	$316	$172	$144
Accounts receivable, net of allowances of $72 and $76	407	325	82
Deferred directory costs	299	294	5
Prepaid expenses and other	7	13	(6)

Total current assets	1,029	804	225

Property, plant and equipment	465	474	(9)
Less: accumulated depreciation	347	331	16

	118	143	(25)

Goodwill	73	73	—
Other intangible assets, net	85	103	(18)
Pension assets	184	174	10
Non-current deferred tax assets	77	21	56
Debt issuance costs	89	97	(8)
Other noncurrent assets	3	—	3

Total Assets	$1,658	$1,415	$243

Liabilities and Stockholders' Equity (Deficit)
Current liabilities:
Accounts payable and accrued liabilities	$320	$412	$(92)
Deferred revenue	191	190	1
Current maturities of long-term debt	48	48	—
Current deferred taxes	49	5	44
Other	30	42	(12)

Total current liabilities	638	697	(59)

Long-term debt	9,031	9,067	(36)
Employee benefit obligations	322	401	(79)
Unrecognized tax benefits	121	—	121
Other liabilities	77	4	73
Stockholders' equity (deficit):
Common stock ($.01 par value; 225 million shares authorized, 146,835,307 and 145,851,862 shares issued and outstanding in 2007 and 2006, respectively)	1	1	—
Additional paid-in capital (deficit)	(8,777)	(8,786)	9
Retained earnings	311	99	212
Accumulated other comprehensive loss	(66)	(68)	2

Total stockholders' equity (deficit)	(8,531)	(8,754)	223

Total Liabilities and Stockholders' Equity (Deficit)	$1,658	$1,415	$243

IDEARC INC.

Consolidated Statements of Cash Flows

Reported (GAAP)

Nine Months Ended September 30, 2007 Compared to Nine Months Ended September 30, 2006

(dollars in millions)

Unaudited	9 Mos. Ended 9/30/07	9 Mos. Ended 9/30/06	$ Change
Cash Flows from Operating Activities
Net Income	$329	$680	$(351)
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	66	67	(1)
Employee retirement benefits	(4)	33	(37)
Deferred income taxes	(5)	(12)	7
Provision for uncollectible accounts	111	101	10
Stock based compensation expense	34	24	10
Changes in current assets and liabilities
Accounts receivable	(193)	(60)	(133)
Deferred directory costs	(5)	21	(26)
Other current assets	1	(2)	3
Accounts payable and accrued liabilities	18	(49)	67
Other, net	(18)	(9)	(9)

Net cash provided by operating activities	334	794	(460)

Cash Flows from Investing Activities
Capital expenditures (including capitalized software)	(31)	(40)	9
Acquisitions	(3)	(16)	13
Proceeds from sale of assets	26	20	6
Other, net	4	16	(12)

Net cash used in investing activities	(4)	(20)	16

Cash Flows from Financing Activities
Repayment of long-term debt	(36)	—	(36)
Change in note receivable due from former parent	—	(132)	132
Dividends paid to Idearc stockholders	(150)	—	(150)
Dividends / returns of capital paid to former parent	—	(642)	642

Net cash used in financing activities	(186)	(774)	588

Increase in cash and cash equivalents	144	—	144
Cash and cash equivalents, beginning of year	172	—	172

Cash and cash equivalents, end of period	$316	$—	$316

IDEARC INC.

Mutli-Product Advertising Sales

(dollars in millions)

Unaudited	3 Mos. Ended 9/30/07	3 Mos. Ended 9/30/06	3 Mos. Ended 9/30/05	9 Mos. Ended 9/30/07	9 Mos. Ended 9/30/06	9 Mos. Ended 9/30/05
Net Print Products Revenue(1)	$554	$580	$600	$2,016	$2,083	$2,164
% Change year-over-year	(4.5)%	(3.3)%		(3.2)%	(3.7)%

Net Internet Revenue(2)	69	60	49	210	167	147
% Change year-over-year	15.0%	22.4%		25.7%	13.6%

Net Multi-Product Advertising Sales(3)	623	640	649	2,226	2,250	2,311
% Change year-over-year	(2.7)%	(1.4)%		(1.1)%	(2.6)%

Notes:

(1)	Net print products revenue represents the total revenue value (less a provision for sales allowances) of directories published that will be amortized over the life of the directories, which is typically 12 months. Directories from preceding periods have been aligned to match the publication schedule of 2007 publications, allowing for a meaningful comparison of current publications to previous publications.
(2)	Net Internet revenue represents total revenue for our fixed-fee and performance-based advertising products less a provision for sales allowances. Fixed-fee advertising includes advertisement placement on our Superpages.com website, and website development and hosting for our advertisers. Revenue from fixed-fee advertisers is recognized monthly over the life of the advertising service. Performance-based advertising revenue is earned when consumers connect with our Superpages.com advertisers by a “click” on their Internet advertising or a phone call to their business. Revenue from performance-based advertising is recognized when there is evidence that qualifying transactions have occurred.
(3)	Net multi-product advertising sales is a statistical measure. It is important to distinguish net multi-product advertising sales from total operating revenue, which on our financial statements is recognized under the deferral and amortization method.

IDEARC INC.

Reconciliation of OIBITDA (non-GAAP) to OIBITDA (non-GAAP) Before Accounting Change

Three and Nine Months Ended September 30, 2007 compared to Three and Nine Months Ended September 30, 2006

(dollars in millions)

	Reported			Adjusted Pro Forma (1)
Unaudited	3 Mos. Ended 9/30/07	3 Mos. Ended 9/30/06	% Change	3 Mos. Ended 9/30/07	3 Mos. Ended 9/30/06	% Change
Operating Income	$358	$373	(4.0)%	$376	$382	(1.6)%
Depreciation and Amortization	22	23	(4.3)%	22	23	(4.3)%

OIBITDA (non-GAAP)	380	396	(4.0)%	398	405	(1.7)%

less: Accounting Change Impact	(10)	(4)	150.0%	(10)	(4)	150.0%

OIBITDA (non-GAAP) before accounting change	$390	$400	(2.5)%	$408	$409	(0.2)%

Unaudited	9 Mos. Ended 9/30/07	9 Mos. Ended 9/30/06	% Change	9 Mos. Ended 9/30/07	9 Mos. Ended 9/30/06	% Change
Operating Income	$1,032	$1,071	(3.6)%	$1,102	$1,118	(1.4)%
Depreciation and Amortization	66	67	(1.5)%	66	67	(1.5)%

OIBITDA (non-GAAP)	1,098	1,138	(3.5)%	1,168	1,185	(1.4)%

less: Accounting Change Impact	(6)	11	(154.5)%	(6)	11	(154.5)%

OIBITDA (non-GAAP) before accounting change	$1,104	$1,127	(2.0)%	$1,174	$1,174	—

Note:

(1)	Previous schedules provide reconciliations of reported (GAAP) results to adjusted pro forma (non-GAAP) results for the periods shown above.

###

About Idearc Inc.

Idearc Inc. (NYSE:IAR) connects buyers and sellers with its multi-platform of advertising solutions including Verizon® Yellow Pages, Verizon® White Pages, smaller-sized portable Verizon® Yellow Pages Companion Directories, Superpages.com®, Superpages MobileSM, Solutions At Hand™ magazine, Solutions at Home™ magazine and Solutions on the Move™ and Solutions Direct™ direct mail packages. Idearc provides sales, publishing and other related services for more than 1,200 distinct directory titles in 35 states and the District of Columbia. Superpages.com, the expert in local search with more than 2.8 billion network searches and 18 million business listings in the United States in 2006, offers advertisers a variety of online advertising solutions. Superpages MobileSM provides local search functionality for wireless subscribers. For more information, visit www.Idearc.com.

IDEARC’S ONLINE NEWS CENTER: Idearc news releases, fact sheets, biographies, media contacts, high quality video and images and other information are available at Idearc’s News Center on the World Wide Web at www.Idearc.com/pressroom.

Certain statements included in this press release and the hyperlinked materials constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect Idearc’s current views with respect to its financial performance and future events with respect to its business and industry in general. Statements that include the words “may,” “could,” “should,” “would,” “believe,” “anticipate,” “forecast,” “estimate,” “expect,” “intend,” “plan,” “project,” “outlook” and similar expressions identify forward-looking statements. Idearc cautions you not to place undue reliance on these forward-looking statements. The following important factors could affect future results and could cause those results to differ materially from those expressed in the forward-looking statements: (i) risks inherent in our spin-off from Verizon Communications Inc., including increased costs and reduced profitability associated with operating as an independent company; (ii) risks related to our borrowings; (iii) risks associated with our dependence on key agreements entered into with Verizon in connection with our spin-off; (iv) risks associated with our ability to replicate services provided to us by Verizon prior to our spin-off and currently under the transition services agreement; (v) increased demands on our management team as a result of operating as an independent company; (vi) changes in our competitive position due to competition from other yellow pages publishers and search engines and/or our ability to anticipate or respond to changes in technology and user preferences; (vii) changes in the availability and cost of printing raw materials and third-party printers and distributors; (viii) changes in U.S. labor, business, political and/or economic conditions; (ix) changes in governmental regulations and policies and actions of regulatory bodies; (x) changes in operating performance; and (xi) access to capital markets and changes in credit ratings. For a discussion of these and other risks and uncertainties, see Idearc Inc.’s periodic filings with the Securities and Exchange Commission, which you may view at www.sec.gov, and in particular, Idearc Inc.’s Annual Report on Form 10-K for the year ended December 31, 2006.

IAR-G